INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 21 to the Registration Statement No. 33-64872 of American Century Capital
Portfolios, Inc. on Form N-1A of our reports dated May 11, 2001, appearing in the respective Annual Reports of the six funds comprising American Century
Capital Portfolios, Inc. for the year ended March 31, 2001, and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which is part of such Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
July 25, 2001